EXHIBIT 10.3

2nd AMENDMENT to CORREX SERVICES AGREEMENT

BY and BETWEEN TRX EUROPE LTD. and

HOGG ROBINSON PLC

This amendment (the “2nd Amendment”), effective as of this 19 day of May, 2011 (“2nd Amendment Effective Date”), shall serve to amend the CORREX Services Agreement between TRX Europe Ltd. (“TRX”) and Hogg Robinson Plc. (“User”) dated 1 April 2006, as amended 1 January 2009 (the “Agreement”).

WITNESSETH

WHEREAS, TRX and User entered into that certain Agreement, pursuant to which TRX agreed to provide certain CORREX Services to (amongst others) User and Affiliates; and

WHEREAS, User desires to obtain access to the Queue Manager Services and TRX agrees to provide access to these additional services;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth, TRX and User hereby amend the Agreement as follows:

1.	Section 3, Grant of Rights, shall be amended to include the following subparagraphs:

“3.6	Installation. TRX has no responsibility for providing User with any end-user computer hardware or other equipment. User shall be solely responsible for providing a proper end-user environment to utilize Queue Manager Services, for which TRX will provide specifications to User.

2.	Section 4.6 shall not apply to the Queue Manager Services.

3.	Section 6, Responsibilities of User, shall be amended to include the following subsections:

“6.5	For traditional GDS connectivity, User, at its own expense, must provide TRX with a minimum of * Terminal Addresses (“TA”) for each SID from which queues will be monitored using Queue Manager. This is the recommended number of TAs to ensure minimum redundancy. Based on the number of queues per SID and the frequency in which User requests the queue(s) to be worked by Queue Manager, the count of TAs necessary may *. TRX will work with User during the implementation process to recommend the optimal count of TAs necessary based on the specific business need. *. The processing time of Queue Manager is directly affected by the number of TAs provided by User. Fewer TAs * the distribution of PNRs to agents. TRX will not be responsible for any missed ticketing deadlines where the User elects to provide fewer than the optimal count of TAs recommended by TRX and that election is the cause of the missed deadline.

6.6	For GDS systems that connect via web services, User, at its own expense, must provide TRX with a minimum of * log-ins/sine-ins for connectivity to Queue Manager. This is the recommended number of web services log-ins/sine-ins to ensure minimum redundancy. Based on the number of queues per SID and the frequency in which User requests the queue(s) to be worked by Queue Manager, the count of web services log-ins/sine-ins necessary may *. TRX will work with User during the implementation process to recommend the optimal count of web services log-ins/sine-ins necessary based on the specific business need. The processing time of Queue Manager is directly affected by the number of log-ins/sine-ins provided by User. Fewer log-ins/sine-ins * the distribution of PNRs to agents. TRX will not be responsible for any missed ticketing deadlines where the User elects to provide fewer than the optimal count of TAs recommended by TRX and that election is the cause of the missed deadline.”

* CONFIDENTIAL TREATMENT REQUESTED

4.	Exhibit A, CORREX Services, shall be amended to include the following:

“Queue	Manager Services

TRX provides an interactive agent productivity tracking and queue management solution in an application service provider format known as Queue Manager (the “Queue Manager Services”). User has participated in a * with TRX * the Queue Manager Services, and * User wishes to utilize the * Queue Manager Services for its internal use with the * included as part of the CORREX Services and consistent with the terms and conditions set forth herein. For the purposes of this Agreement, the Queue Manager Services include only those Queue Manager Services listed below.

•	Availability of an *

•	Queue Manager Services *

•	Initially up to * are included in the Fees outlined in Exhibit B. For purposes of this Agreement, each assigned

Queue Manager login will constitute a “Queue Manager license” *. TRX will provide access to QM standard reports for User internal resources only.

Administration

TRX will administer the *.

* administration includes:

*

Minimum System Requirements

Operating System	Minimum RAM Required	Software	Minimum Version
*	*	*	*
*	*	*	*
*	*	*	*
		*	*
		*	*

General

1. GDSs Supported: * as of the 2nd Amendment Effective Date.

2. Any customization including but not limited to *, shall be billable at the Consulting Services Fee.”

5.	Exhibit B, Fees, shall be amended to include the following. Such pricing and terms shall be effective as of the 2nd Amendment Effective Date.

* CONFIDENTIAL TREATMENT REQUESTED

“Queue Manager Fees

*

6.	Exhibit D, Support Services and Service Level Agreement, shall be amended to include the following but, for the avoidance of doubt, the remainder of Exhibit D shall apply to the Queue Manager Services as a CORREX Service:

“QUEUE MANAGER SERVICES SUPPORT PROCEDURES:

1. QUEUE MANAGER ERROR CORRECTION. In the event User encounters an error, bug or malfunction in Queue Manager, operational representatives shall use the online problem tracking tool provided by TRX to describe the problem and indicate User’s assessment of the severity of same. TRX shall verify the cause of the problem and use all reasonable efforts to correct the reported problem. TRX shall provide User with follow up every *, if necessary, on such reported problem.

2. SUPPORT. TRX will provide the following support services to User’s Operational Representatives for the Queue Manager Services, who will provide * support to User’s personnel:

a.	Electronic Support: TRX will provide reasonable consultation and support over the Internet regarding the operation of Queue Manager, including both technical and User issues. This support is available *. User shall submit a * ticket and include the following details:

*

The * ticket should be quoted in any subsequent email escalation to the Queue Manager support team which can be contacted via email at *.

b.	Telephone Support: In the event User encounters a problem that its Operational Representatives are unable to resolve via the escalation process utilizing CRM or email, such Representatives shall have access to telephone support between *.

c.	Sweep Alerts: TRX will provide * monitoring of GDS queue sweeping and will send an explanation of any known issues *.

7.	Section 15.8, Notices, shall be amended to include the following:

For TRX:	For User:
*	*

8.	*

Except as heretofore and herein specifically amended, the Agreement shall remain and continue in full force and effect.

[Signatures on next page]

* CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered in this 2nd Amendment as of the 2nd Amendment Effective Date.

TRX EUROPE, LTD.		HOGG ROBINSON PLC

Signed:	/S/ David D. Cathcart	Signed:	/s/ Bill Brindle

Name:	David D. Cathcart	Name:	Bill Brindle

Title:	Director	Title:	Group Distribution and Technology Director

Date: 25 May 2011		Date: 19 May 2011